EXHIBIT 24



                       CONSENT OF ERNST & YOUNG,
                          INDEPENDENT AUDITORS
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                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual
Report (Form 10-K) of First Financial Corporation of our report dated January 17, 1994, included in the 1993 Annual Report to
Shareholders of First Financial Corporation.

Our audits also included the financial statement schedule of First Financial Corporation listed in Item 14(a). This schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements No. 2-90005 on Form S-8 dated March 16, 1984, No. 33-17304 on Form S-8 dated September 17, 1987, and
No. 33-36295 on Form S-8 dated August 9, 1990, in the Post-Effective amendment No. 5 to Form S-1 on Form S-8 (Registration No. 33-16948) dated May 12, 1988, and No. 33-69856 on Form S-8 dated October 1, 1993, with respect to the consolidated financial statements and schedule of First Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1993.


/s/ Ernst & Young

Milwaukee, Wisconsin
March 28, 1994
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                                    March 29, 1994


BY EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

           Re: First Financial Corporation
               Annual Report on Form 10-K
               SEC File No. 0-11889

Gentlemen and Ladies:

        Filed herewith on behalf of First Financial Corporation (the "Company") is the Company's Annual Report on Form 10-K for the year ended December 31, 1993. Pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, applicable filing fees of $250.00 have already been paid by the Company.

        Under separate cover, three complete copies of the Annual Report on Form 10-K, one of which is manually signed, are being filed with the National Association of Securities Dealers, Inc.

        If you have any questions or comments regarding the enclosed, please call the undersigned.

                                         Sincerely,


                                         Stuart G. Stein

Enclosures
cc:  Robert M. Salinger
     First Financial Corporation